CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the use of our report dated April 30, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 37.



                        /s/ Arthur Andersen LLP
                            ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
 May 28, 1999